CallidusCloud Announces Fourth Quarter and Full Year 2012 Results

PLEASANTON, CA -- (Marketwire - February 07, 2013) - Callidus Software Inc. (NASDAQ: CALD)

  Record Q4 SaaS Bookings
  2012 SaaS Revenues of $55 Million; up 23% Year-over-Year
  Full Year 2012 Gross Annual Contract Value (ACV) Bookings up 73% over full year 2011
  Full year 2012 Billings up 24% Year-over-Year
  Full year 2012 Total Revenues Reach $95 Million
  Cash Balance Increased to $29.2 Million

Callidus Software Inc. (NASDAQ: CALD), a leading provider of hiring, learning, marketing and selling cloud software today announced financial results for the fourth quarter ended December 31, 2012.

"In Q4 we hit the $100 million run rate as a SaaS company. Our Selling, Marketing, Learning and Hiring Clouds all contributed to our ninth consecutive double-digit revenue growth quarter," said Leslie Stretch, President and CEO, CallidusCloud. "We signed a record 180 net new subscription customers including our largest ever SaaS conversion deal for the commissions platform. We had our strongest SaaS bookings since we started our SaaS business. I was particularly pleased that we made good progress on our cash balance and DSO's in the quarter."

Financial Highlights for the Fourth Quarter 2012

  Total revenue was $25.2 million for the fourth quarter, representing an increase of 12% compared to the same quarter last year. Total recurring revenues, which include SaaS revenues and maintenance and support, were $18.5 million, up approximately 9% compared to the fourth quarter of 2011. SaaS revenues of $14.6 million were up 15%, while maintenance and support revenues of $3.9 million were down 9% as compared to the fourth quarter of 2011. Service and other revenues of $6.8 million were up 21% as compared to the same quarter of 2011 driven by the release of $1.2 million in deferred service revenue upon project acceptance.
  Total GAAP gross margin was 46% for the fourth quarter up from 41% in the same quarter in 2011.
  Non-GAAP gross margin was 53% for the fourth quarter of 2012 up from 52% for the fourth quarter of 2011. Non-GAAP gross margin for the fourth quarter of 2012 excludes $717,000 of stock-based compensation expense, $535,000 in expenses to transfer India operations, and $535,000 of amortization of acquired intangibles.
  Fourth quarter 2012 GAAP recurring revenue gross margin was 59% up from 53% for the fourth quarter of 2011. Fourth quarter non-GAAP recurring revenue gross margin, which excludes $270,000 of stock-based compensation, $387,000 in expenses to transfer India operations, and $533,000 of amortization of acquired intangibles was 65%, up from 60% for the fourth quarter of 2011.
  GAAP net loss was $9.1 million, or ($0.25) per share, for the fourth quarter of 2012, which included $2.7 million of stock-based compensation expense, $837,000 of convertible note related interest and amortization expense, $827,000 of amortization of acquired intangible assets, $45,000 of acquisition-related expense, $859,000 in fees to transfer India operations, and $871,000 of patent litigation defense and restructuring costs. This compares to a GAAP net loss of $4.3 million, or ($0.13) per share, for the fourth quarter of 2011, which included $3.4 million of stock-based compensation expense, $821,000 of convertible note related expense items, gain on extinguishment of debt of $11,000, $516,000 of acquisition related expense, a tax benefit from release of valuation allowance of $2.4 million, $1.1 million of patent litigation and settlement costs, $717,000 of amortization of acquired intangible assets and $513,000 of restructuring expense.
  Non-GAAP net loss was $2.9 million, or ($0.08) per fully diluted share, for the quarter, compared to non-GAAP net income of $278,000, for the same period last year excluding the items identified above.

Financial Highlights for the Full Fiscal 2012

  Total revenue for the full fiscal year was $95.0 million, up 13% compared to $83.8 million in 2011. Total recurring revenues, which include SaaS revenues and maintenance and support, were $70.9 million, an increase of 13% from $63.0 million in 2011. SaaS revenues of $55.1 million were up 23%, while maintenance and support revenues of $15.8 million were down 12% as compared to 2011. Service and other revenues of $24.0 million were up 16% as compared to $20.8 million in 2011.
  Total GAAP gross margin was 47% for the full fiscal year, up from 40% in 2011.
  Non-GAAP gross margin was 54% for 2012, up from 48% in 2011. Non-GAAP gross margin for the full fiscal year excludes $3.6 million of stock-based compensation expense, $535,000 in expenses to transfer India operations, and $2.0 million of amortization of acquired intangibles.
  GAAP recurring revenue gross margin was 58% for the full year, up from 48% during 2011. Non-GAAP recurring revenue gross margin, which excludes $1.6 million of stock-based compensation, $387,000 in expenses to transfer India operations, and $2.0 million of amortization of acquired intangibles, was 63% for the full year, up from 54% for previous period.
  GAAP net loss was $27.7 million, or ($0.78) per share for the full year, which included $13.7 million of stock-based compensation expense, $3.3 million of convertible note related interest and amortization expense, $3.2 million of amortization of acquired intangible assets, $865,000 of acquisition-related expense, $859,000 in fees to transfer India operations, $1.8 million in acquisition related adjustment, $224,000 tax benefit from release of valuation allowance, and $2.2 million of patent litigation defense and restructuring costs. This compares to a GAAP net loss of $16.1 million, or ($0.49) per share, for 2011, which included $12.3 million of stock-based compensation expense, $2.3 million of convertible note related expense items, gain on extinguishment of debt of $915,000, $1.6 million of acquisition related expense, a tax benefit from release of valuation allowance of $3.0 million, $2.1 million of patent litigation and settlement costs, $1.6 million of amortization of acquired intangible assets, $375,000 impairment of investment expense, and $649,000 of restructuring expense.
  Non-GAAP net loss was $5.6 million, or ($0.16) per share, for the full year, compared to non-GAAP net income of $950,000, for the previous year excluding the items identified above.

Business Highlights for the Fourth Quarter 2012

  CallidusCloud received the highest "Strong Positive" rating in the 2012 MarketScope for Insurance ICM Software by Gartner, the world's leading information technology research and advisory company. The report revealed CallidusCloud as the vendor with the most new customers in a market that grew 23% in 2012.
  Launched strategic incentives module "MySalesGame" that directly addresses the limitations of traditional SPM tools by tapping into the inherent competitiveness in people. MySalesGame employs gamification techniques to engage sales professionals to adopt the tools, technology and training necessary to ensure consistent high performance.
  CallidusCloud sponsored key industry events including Cloudforce, Oracle Open World, Aberdeen Revenue-Driven Marketing Summit, Sales 2.0, the Sales Force Productivity Conference and Dev-Learn.

Business Highlights for the Full Year 2012

  Acquired a leader in next-generation marketing automation and leads management, LeadFormix. By uniting sales and marketing, LeadFormix award-winning Cloud solutions produce richer, targeted leads for sales along with easier access to qualified decision makers.
  Acquired 6FigureJobs, a premier executive career community and job board. The acquisition extends CallidusCloud's Hiring Cloud suite into a comprehensive sales and executive focused talent recruitment solution.
  Awarded the highest "Strong Positive" in both the 2012 MarketScope for Sales Performance Management and the 2012 MarketScope for Incentive Compensation Management in the Insurance industry.
  Added two significant new go-to-market channels by joining the salesforce.com ISV Force reseller program in Q2 and Oracle's ISV reseller program in Q3.
  CallidusCloud hosted over 400 customers and partners at its C3 conference in May, the largest Sales Performance and Effectiveness conference of its kind. Customers, prospects, industry analysts and partners gathered in Las Vegas to share best practice and industry insight.
  CallidusCloud collected 10 awards at the American Business Awards and International Business Awards including favorite company, best website, best new product and best new financial management cloud app for CallidusCloud's Commissions solution.
  The CallidusCloud™ Sales Effectiveness suite was selected as a finalist for the prestigious CODiE™ Awards in the "Best Cloud Application/Service", "Best Human Capital Management Solution", and "Best Financial Management Solution" categories.

Financial Outlook
Total revenue for the first quarter of 2013 is expected to be between $25 million and $26 million. GAAP operating expenses are expected to be between $17.6 million and $18.6 million in the first quarter of 2013, which includes stock-based compensation expense of approximately $2.7 million, amortization of acquired intangibles of $830,000, restructuring costs of $500,000, $840,000 of convertible note related interest and amortization expense, and $380,000 of patent litigation defense costs. At the midpoint of our range we would expect to be non-GAAP profitable by up to half a million dollars. Full year total revenue is expected to be between $105 million and $110 million. Non-GAAP operating income for the full year is expected to be between $4 million and $5 million. While we will need to use some cash in Q1 for our previous acquisitions we do expect to generate GAAP positive cash flow from operations throughout 2013.

Conference Call

A conference call to discuss the fourth quarter results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website.

Webcast site: http://www.media-server.com/m/p/g27krh84
Dial-in: 866-383-8119 (International callers: 617-597-5344)
Passcode: 90618271
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud, is a leading provider of cloud software. CallidusCloud enables organizations to drive performance and productivity across their business with our hiring, learning, marketing and selling clouds. From back office to the field, from desktop to mobile, we ensure organizations have the right tools to be more effective and perform better. The combined power of our clouds, our people, and our partners fuels growth, empowers the work force and delivers real value. CallidusCloud drives performance and productivity for over 1,700 leading organizations. Small, medium and large enterprises across multiple industries and geographies rely on CallidusCloud for quicker hiring, simpler learning, better marketing, and smarter selling.

For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of first quarter and full year 2013 revenues, operating expenses, non-GAAP EPS, stock-based compensation expense and amortization of acquired intangibles expenses reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2011 and its third quarter 2012 Form 10-Q which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP net loss, non-GAAP net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, a benefit from a purchase acquisition-related adjustment, restructuring expense, acquisition related expense, patent litigation defense cost, convertible note interest expense, amortization of convertible note issuance cost and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2013. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, LeadFormix, Litmos, the Litmos logo, Rapid Intake, and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except for per share data)
                                (unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------
Revenues:
  Recurring                      $  18,457  $  16,935  $  70,919  $  63,002
  Services and other                 6,776      5,611     24,032     20,769
                                 ---------  ---------  ---------  ---------
    Total revenues                  25,233     22,546     94,952     83,771
Cost of revenues:
  Recurring (1) (2) (10)             7,605      7,960     30,039     32,820
  Services and other (1) (2)
   (10)                              6,035      4,535     20,301     16,487
  Patent settlement                      -        701          -        701
                                 ---------  ---------  ---------  ---------
    Total cost of revenues          13,640     13,196     50,340     50,008
                                 ---------  ---------  ---------  ---------
Gross profit                        11,593      9,350     44,612     33,763

Operating expenses:
  Sales and marketing (1) (2)
   (10)                              8,898      5,900     32,442     20,203
  Research and development (1)
   (2) (10)                          4,606      3,609     16,643     12,025
  General and administrative (1)
   (2) (3) (4) (10)                  5,314      5,226     19,952     17,726
  Acquisition related contingent
   consideration                         -                (1,787)
  Restructuring                        554        513      1,115        649
                                 ---------  ---------  ---------  ---------
    Total operating expenses        19,372     15,248     68,365     50,603
                                 ---------  ---------  ---------  ---------

Operating loss                      (7,779)    (5,898)   (23,754)   (16,840)
Interest income and other income
 (expense) (5) (6) (8) (9)          (1,096)      (834)    (3,556)    (1,913)
                                 ---------  ---------  ---------  ---------

Loss before provision (benefit)
 for income taxes (7)               (8,875)    (6,732)   (27,310)   (18,753)
Provision (benefit) for income
 taxes                                 175     (2,398)       388     (2,677)
                                 ---------  ---------  ---------  ---------

Net loss                         $  (9,050) $  (4,334) $ (27,698) $ (16,076)
                                 =========  =========  =========  =========

Net loss per share - basic and
 diluted
  Net loss per share             $   (0.25) $   (0.13) $   (0.78) $   (0.49)

Shares used in basic and diluted
 per share computation              36,359     32,760     35,393     32,809

(1) Stock-based compensation included in
 amounts above by category:
  Cost of recurring                    270        816      1,550      3,339
  Cost of services                     447        441      2,070      1,495
  Sales and marketing                  841        667      3,778      1,987
  Research and development             406        458      1,782      1,548
  General and administrative           774      1,007      4,475      3,914
                                 ---------  ---------  ---------  ---------
    Total stock-based
     compensation                    2,738      3,389     13,655     12,283

(2) Acquisition, acquired and settlement
 related asset amortization
  Cost of recurring                    533        383      2,036        669
  Cost of services                       2          2          -          2
  Sales and marketing                  233        293        880        812
  Research and development               -          -          -          -
  General and administrative            59         39        239         86
                                 ---------  ---------  ---------  ---------
    Total acquisition related
     asset amortization                827        717      3,155      1,569

(3) Acqisition related expense          45        516        865      1,596
(4) Patent litigation costs            317      1,070      1,103      2,142
(5) Interest expense on
 convertible notes                     703        682      2,813      1,947
(6) Amortization of convertible
 note issuance costs                   134        139        536        355
(7) Tax benefit from release of
 valuation allowance                     -     (2,403)      (224)    (2,975)
(8) Gain on extinguishment of
 convertible note                        -        (11)         -       (915)
(9) Impairment of asset                  -          -          -        375
(10) India operations transfer
 fee                                   859          -        859          -

                           CALLIDUS SOFTWARE INC.
                        CONSOLIDATED BALANCE SHEETS

                    (In thousands except per share data)

                                                December 31,   December 31,
                                                    2012           2011
                                               -------------  -------------
                                   ASSETS
Current assets:
  Cash and cash equivalents                    $      16,400  $      17,383
  Short-term investments                              12,771         35,406
  Accounts receivable, net                            22,567         21,778
  Deferred income taxes                                   41            110
  Prepaid and other current assets                     6,660          5,831
                                               -------------  -------------
    Total current assets                              58,439         80,508

Property and equipment, net                           10,580          6,772
Goodwill                                              31,207         24,416
Intangible assets, net                                21,196         17,769
Deferred income taxes, noncurrent                        708            206
Deposits and other assets                              2,872          3,936
                                               -------------  -------------
    Total assets                               $     125,002  $     133,607
                                               =============  =============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $       4,706  $       3,515
  Accrued payroll and related expenses                 5,854          4,278
  Accrued expenses                                     8,472         12,272
  Deferred income taxes                                1,259            596
  Deferred revenue                                    35,483         30,211
  Capital lease obligations                              921          1,196
                                               -------------  -------------
    Total current liabilities                         56,695         52,068

Deferred revenue, noncurrent                           3,702          4,257
Deferred income taxes, noncurrent                        160            197
Other liabilities                                      1,794          2,413
Capital lease obligations, noncurrent                      8            915
Convertible notes                                     59,215         59,215
                                               -------------  -------------
    Total liabilities                                121,574        119,065
                                               -------------  -------------

Stockholders' equity:
  Common stock                                            34             33
  Additional paid-in capital                         255,331        238,798
  Treasury stock                                     (14,430)       (14,430)
  Accumulated other comprehensive income                 239            189
  Accumulated deficit                               (237,746)      (210,048)
                                               -------------  -------------
    Total stockholders' equity                         3,428         14,542
                                               -------------  -------------
    Total liabilities and stockholders' equity $     125,002  $     133,607
                                               =============  =============

                           CALLIDUS SOFTWARE INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                    Year Ended December 31,
                                                       2012         2011
                                                   -----------  -----------
Cash flows from operating activities:
  Net loss                                         $   (27,698) $   (16,076)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation expense                                 3,114        3,098
    Amortization of intangible assets                    5,094        3,485
    Provision for doubtful accounts and service
     remediation reserves                                  595           48
    Stock-based compensation                            13,655       12,241
    Stock-based compensation related to
     acquisition                                             -           42
    Patent settlement expense                                -          701
    Release of valuation allowance                        (350)      (2,975)
    Gain on disposal of property and equipment              (2)          (6)
    Impairment of investments                                -          375
    Amortization of convertible notes issuance
     cost                                                  402          355
    Gain on extinguishment of convertible notes              -         (915)
    Net amortization on investments                        358          510
    Acquisition-related contingent consideration        (1,962)           -
    Changes in operating assets and liabilities:
      Accounts receivable                               (1,112)         (36)
      Prepaid and other current assets                    (762)       1,775
      Other assets                                         662       (2,667)
      Accounts payable                                   1,046        1,300
      Accrued expenses                                    (813)      (2,763)
      Accrued payroll and related expenses                 987        1,422
      Accrued restructuring                                443          146
      Deferred revenue                                   4,576           62
      Deferred income taxes                                193           24
                                                   -----------  -----------
Net cash used in operating activities                   (1,574)         146
                                                   -----------  -----------

Cash flows from investing activities:
  Purchases of investments                             (16,536)     (52,886)
  Proceeds from maturities and sale of investments      38,841       35,511
  Purchases of property and equipment                   (6,823)      (2,002)
  Proceeds from disposal of property and equipment           2            6
  Purchases of intangible assets                        (6,196)      (1,522)
  Acquisitions, net of cash acquired                    (7,715)     (19,482)
                                                   -----------  -----------
Net cash used in investing activities                    1,573      (40,375)
                                                   -----------  -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock                 5,225        5,556
  Repurchases of common stock                                -      (14,430)
  Repurchase of common stock from employees for
   payment of taxes on vesting of restricted stock
   units                                                (2,346)      (1,402)
  Payment of consideration related to acquisitions      (2,660)      (1,210)
  Proceeds from issuance of convertible notes, net
   of issuance costs                                         -       76,854
  Repurchase of convertible notes                            -      (19,448)
  Repayment of debt assumed through acquisition            (30)           -
  Payment of principal under capital leases             (1,193)      (1,170)
                                                   -----------  -----------
Net cash provided by financing activities               (1,004)      44,750
                                                   -----------  -----------
Effect of exchange rates on cash and cash
 equivalents                                                22           32
                                                   -----------  -----------
Net increase (decrease) in cash and cash
 equivalents                                              (983)       4,553
Cash and cash equivalents at beginning of period        17,383       12,830
                                                   -----------  -----------
Cash and cash equivalents at end of period         $    16,400  $    17,383
                                                   ===========  ===========

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                  Three months ended    Twelve months ended
                                     December 31,          December 31,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Non-GAAP gross profit
 reconciliation

Gross profit                     $  11,593  $   9,350  $  44,612  $  33,763

  Profit margin, as a % of total
   revenues                             46%        41%        47%        40%
Add back:
  Non-cash stock-based
   compensation                        717      1,257      3,620      4,834
  Non-cash amortization of
   acquired
  intangible assets                    535        383      2,036        669
  Patent settlement                      -        701          -        701
  India operations transfer fee        535          -        535          -
                                 ---------  ---------  ---------  ---------
Non-GAAP gross profit            $  13,380  $  11,691  $  50,802  $  39,967
                                 ---------  ---------  ---------  ---------

  Profit margin, as a % of total
   revenues                             53%        52%        54%        48%

Non-GAAP recurring revenue gross
 profit reconciliation

Recurring revenue gross profit   $  10,852      8,975  $  40,880  $  30,182
  Recurring revenue profit
   margin, as a % of recurring
   revenues                             59%        53%        58%        48%
Add back:
  Non-cash stock-based
   compensation                        270        816      1,550      3,339
  Non-cash amortization of
   acquired
  intangible assets                    533        383      2,036        669
  India operations transfer fee        387          -        387          -
                                 ---------  ---------  ---------  ---------
Non-GAAP Recurring revenue gross
 profit                          $  12,042  $  10,174  $  44,853  $  34,190
                                 ---------  ---------  ---------  ---------
  Recurring revenue profit
   margin, as a % of recurring
   revenues                             65%        60%        63%        54%

Non-GAAP operating expense
 reconciliation:

Operating expenses               $  19,372     15,248  $  68,365  $  50,603
  Operating expenses, as a % of
   total revenues                       77%        68%        72%        60%
Add back:
  Non-cash stock-based
   compensation                     (2,021)    (2,132)   (10,035)    (7,449)
  Non-cash amortization of
   acquired
  intangible assets                   (292)      (334)    (1,119)      (900)
  Acquisition-related expense          (45)      (516)      (865)    (1,596)
  Patent litigation and
   settlement costs                   (317)      (369)    (1,103)    (1,441)
  Acquisition-related adjustment         -          -      1,787          -
  India operations transfer fee       (324)         -       (324)         -
  Restructuring                       (554)      (513)    (1,115)      (649)
                                 ---------  ---------  ---------  ---------
Non-GAAP Operating Expenses      $  15,819  $  11,384  $  55,591  $  38,568
                                 ---------  ---------  ---------  ---------
  Non-GAAP Operating expenses,
   as a % of total revenues             63%        50%        59%        46%

Non-GAAP operating income (loss)
 reconciliation:

Operating loss                   $  (7,779)    (5,898) $ (23,754) $ (16,840)
  Operating loss, as a % of
   total revenues                      -31%       -26%       -25%       -20%
Add back:
  Non-cash stock-based
   compensation                      2,738      3,389     13,655     12,283
  Non-cash amortization of
   acquired
  intangible assets                    827        717      3,155      1,569
  Acquisition-related expense           45        516        865      1,596
  Patent litigation and
   settlement costs                    317      1,070      1,103      2,142
  Acquisition-related adjustment         -          -     (1,787)         -
  India transfer operations fee        859          -        859          -
  Restructuring                        554        513      1,115        649
                                 ---------  ---------  ---------  ---------
Non-GAAP Operating income (loss) $  (2,438) $     307  $  (4,788) $   1,399
                                 ---------  ---------  ---------  ---------
  Non-GAAP Operating income
   (loss), as a % of total
   revenues                            -10%         1%        -5%         2%

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                  Three months ended    Twelve months ended
                                     December 31,          December 31,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Non-GAAP net loss
 reconciliation:

Net loss                         $  (9,050)    (4,334) $ (27,698) $ (16,076)
  Net loss, as a % of total
   revenues                            -36%       -19%       -29%       -19%
Add back:
  Non-cash stock-based
   compensation                      2,738      3,389     13,655     12,283
  Non-cash amortization of
   acquired
  intangible assets                    827        717      3,155      1,569
  Acquisition related expenses          45        516        865      1,596
  Patent litigation and
   settlement costs                    317      1,070      1,103      2,142
  Acquisition-related adjustment         -          -     (1,787)         -
  India transfer operations fee        859          -        859          -
  Restructuring                        554        513      1,115        649
  Interest expense on
   convertible notes                   703        682      2,813      1,947
  Amortization of convertible
   note issuance cost                  134        139        536        355
  Tax benefit from release of
   valuation allowance                   -     (2,403)      (224)    (2,975)
  Gain on extinguishment of
   convertible note                      -        (11)         -       (915)
  Impairment of asset                    -          -          -        375
                                 ---------  ---------  ---------  ---------
Non-GAAP Net income (loss)       $  (2,872) $     278  $  (5,607) $     950
                                 ---------  ---------  ---------  ---------
  Non-GAAP Net income (loss), as
   a % of total revenues               -11%         1%        -6%         1%

Non-GAAP net income (loss) per
 share reconciliation:

Net loss per basic and diluted
 share                           $   (0.25)     (0.13) $   (0.78) $   (0.49)
Add back:
  Non-cash stock-based
   compensation                       0.08       0.10       0.39       0.37
  Non-cash amortization of
   acquired
  intangible assets                   0.02       0.02       0.09       0.05
  Acquisition related expenses           -       0.02       0.02       0.05
  Patent litigation and
   settlement costs                   0.01       0.04       0.03       0.07
  Acquisition-related adjustment         -          -      (0.05)         -
  India transfer operations fee       0.02          -       0.02          -
  Restructuring                       0.01       0.02       0.03       0.02
  Interest expense on
   convertible notes                  0.02       0.02       0.08       0.06
  Amortization of convertible
   note issuance cost                 0.01          -       0.02       0.01
  Tax benefit from release of
   valuation allowance                   -      (0.07)     (0.01)     (0.09)
  Gain on extinguishment of
   convertible note                      -          -          -      (0.03)
  Impairment of asset                    -          -          -       0.01
                                 ---------  ---------  ---------  ---------
Non-GAAP net income (loss) per
 basic share                     $   (0.08) $    0.02  $   (0.16) $    0.03
                                 ---------  ---------  ---------  ---------

Non-GAAP net income (loss) per
 diluted share                   $   (0.08) $    0.01  $   (0.16) $    0.02
                                 ---------  ---------  ---------  ---------

Basic and fully diluted shares
 reconciliation:

Basic shares                        36,359     32,760     35,393     32,809
                                 ---------  ---------  ---------  ---------
Add back:
  Weighted average effect of
   dilutive securities                   -      9,803          -      7,692
                                 ---------  ---------  ---------  ---------
Diluted shares                      36,359     42,563     35,393     40,501
                                 ---------  ---------  ---------  ---------

Investor Relations Contact
Carolyn Bass
Market Street Partners
(415) 445-3232
carolyn@marketstreetpartners.com

Press Contact:
Giles House
CallidusCloud
925-251-2200
pr@calliduscloud.com